                                                                    EXHIBIT 10.1


[NOTE: THIS AGREEMENT WAS MODIFIED TO CHANGE THE VALUE OF THE SHARES OF COMMON STOCK IN SECTION 2.2(i) FROM $450,000 TO $300,000 AND THE AMOUNT OF CASH IN
SECTION 2.2(ii) FROM $300,000 TO $450,000.]

                            ASSET PURCHASE AGREEMENT

                  THIS ASSET PURCHASE AGREEMENT, dated as of July 14, 2003 by and between Perform, Inc., a Delaware corporation ("Seller"), and Workstream Inc., a Canadian corporation ("Purchaser").

                                    RECITALS

         WHEREAS, Seller filed a voluntary petition for relief under Chapter 11 of the Bankruptcy Code (as defined below) on June 24, 2003. Since that time Seller has remained in possession of its property and has continued to operate its business pursuant to Sections 1107 and 1108 of the Bankruptcy Code. Seller's Chapter 11 case is currently pending before the United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court") in re Perform, Inc., Case No. 03-B-14137 (CB) (the "Bankruptcy Case").

         WHEREAS, Purchaser desires to purchase, and Seller desires to sell, the Property (as hereinafter defined) upon the terms and subject to the conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein (the receipt and sufficiency of which are hereby acknowledged) and in reliance upon the representations and warranties contained herein, the parties hereto covenant and agree as follows:

                                   ARTICLE 1

                               CERTAIN DEFINITIONS

                  As used in this Agreement, the following terms shall have the following designated meanings:

                  "Affiliate" as applied to any Person, means any Person controlling, controlled by or under common control with such Person. For the purposes of this Agreement "control" shall include, without limitation, the ownership of 50% or more of the outstanding equity or ownership interests, including, without limitation, limited partnership interests, in another entity.

                  "Agreement" means this Asset Purchase Agreement, including the exhibits and the schedules attached hereto.

                  "Authorized Officer" of any Person means the chief executive officer, the president or any vice president or secretary of such Person who has been authorized by requisite action to act on behalf of such Person.

                  "Bankruptcy Case" has the meaning set forth in the recitals hereof.

                  "Bankruptcy Code" means Title 11 and applicable portions of Titles 18 and 28 of the United States Code, as amended from time to time.

                  "Bankruptcy Court" has the meaning set forth in the recitals hereof.

                  "Business Day" means any day other than a Saturday or Sunday or any day on which banks in New York, NY are not open for business.

                  "Closing" has the meaning set forth in Article 3.1 hereof.

                  "Closing Date" means the date of consummation of the transactions contemplated by this Agreement which shall be no more than five (5) days after the date of entry of the Sale Order.

                  "Competition Act Approval" has the meaning set forth in
Article 5.10 hereof.

                  "Execution Date" means the date first written above.

                  "Governmental Authority" means any federal, provincial, state, regional or municipal government or other political subdivision thereof and any entity or Person of competent jurisdiction exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to government.

                  "Liens" has the meaning set forth in Article 6.5 hereof.

                  "Material Adverse Effect" means any change, event, violation, inaccuracy, circumstance or effect, individually or when aggregated with other changes, events, violations, inaccuracies, circumstances or effects that is or would reasonably be expected to be materially adverse to or have a material adverse effect on the business, assets (including, without limitation, intangible assets), capitalization, condition, liabilities, financial performance, results of operations or prospects of the business of the Seller taken as a whole.

                  "Person" means any natural person, corporation, general partnership, limited partnership, limited liability partnership, limited liability company, trust, union, association, court, agency, government, tribunal, instrumentality, or other entity or authority.

                  "Property" shall be those assets described on Schedule "A" hereto.

                  "Purchase Price" has the meaning set forth in Article 2.2 hereof.

                  "Sale Hearing" means the hearing of the Bankruptcy Court related to the approval of the proposed sale of the Property by Seller.

                  "Sale Motion" means the motion to be filed with the Bankruptcy Court seeking approval of the sale of the Property to Purchaser.

                  "Sale Order" means the order to be entered by the Bankruptcy Court pursuant to Sections 363 of the Bankruptcy Code authorizing the sale of the Property to Purchaser.

                                    ARTICLE 2

                                 THE TRANSACTION

                  ARTICLE 2.1 Purchase and Sale of Property. On the terms and subject to the conditions contained in this Agreement and the Sale Order, on the Closing Date, Purchaser shall purchase from Seller, and Seller shall sell, convey, assign, transfer and deliver to Purchaser, free and clear of all Liens, all of Seller's right, title and interest in and to the Property.

                  ARTICLE 2.2 Purchase Price. As consideration for the Property, the Purchaser agrees on the Closing Date to:

(i) deliver to Seller that number of shares (rounded up to a whole share) of common stock, no par value, of the Purchaser, equal to $450,000 based on the average last sale price per share of the Purchaser quoted by the NASDAQ on its automated quotation system for the last five (5) trading days on which trading of shares of the Purchaser actually took place immediately preceding the Closing Date; and

(ii) to deliver to the Seller the balance of $300,000 in cash minus the Wages (as defined below)

((i) and (ii), collectively, the "Purchase Price").

                  ARTICLE 2.3 Payment of Employees and Contractors. The Purchaser agrees to offer to hire and pay the Seller's employees and contractors as of June 1, 2003 as contractors until the Closing Date (the "Interim Period"). All monies paid by the Purchaser to such employees and contractors during the Interim Period (the "Wages") shall be deducted from the Purchase Price. Further, the Seller shall obtain an order, in form and substance satisfactory to the Purchaser, of the Bankruptcy Court that secures payment of the Wages against the Seller in priority to all other secured creditors of the Seller.

                  ARTICLE 2.4 Payment of taxes. The Seller shall be liable for and shall pay all applicable federal, provincial, state and city sales taxes, excise taxes and all other taxes, duties and other like charges properly payable on and in connection with the conveyance and transfer of the Property to the Purchaser.

                  ARTICLE 2.5 Breakup-Fee Bid Protection. If this Agreement is terminated by the Seller, other than (i) as a result of a breach of this Agreement by the Purchaser, or (ii) where the Purchaser has failed to fulfill a condition in favour of the Seller, and either the Seller or its representative or permitted assigns either (i) enters into an agreement within 120 days of such termination to sell the Property to a Person other than the Purchaser and that Person is not an Affiliate or designate of the Purchaser, or (ii) The Bankruptcy Court shall order the sale of the Property to a Person other than the Purchaser and that Person is not an Affiliate or designate of the Purchaser and such sale subsequently closes, then the Seller agrees to pay to the Purchaser forthwith on closing of such sale an amount equal to the actual out of pocket expenses of the Purchaser actually incurred in connection with this Agreement, including without limitation; (a) its legal and other professional fees up to ten percent (10%) of the purchase price paid pursuant to such agreement, to a maximum amount of $100,000; and (b) Wages paid by the Purchaser as provided in Article 2.3 hereof. The foregoing breakup fee is without derogation to any other rights and claims the Purchaser may have, all of which are hereby specifically preserved by the Purchaser.

                                    ARTICLE 3

                                   THE CLOSING

                  ARTICLE 3.1 Time and Place of Closing. The consummation of the transactions provided for in this Agreement (the "Closing") shall take place at a location mutually agreeable to the parties on the Closing Date, but subject to satisfaction of all of the conditions to Closing set forth in Article 5 and elsewhere in this Agreement.

                  ARTICLE 3.2 Deliveries by Seller. At the Closing, Seller shall deliver to Purchaser the following:

                        (A) the Sale Order;

                        (B) a bill of sale in form and substance reasonably satisfactory to Purchaser, conveying to Purchaser all of Seller's right, title and interest in and to the Property;

                        (C) assignments executed by the Seller of all Intellectual Property (as defined in Schedule "A") hereto);

                        (D) all keys to all locks relating to the Property;

                        (E) a certificate executed by the Seller certifying that the representations and warranties of the Seller are true and correct in all material respects at the time of Closing;

                        (F) any other instruments (either executed counterparts or otherwise) reasonably required to permit the due transfer of the Property, free and clear of all Liens, each in form and substance reasonably satisfactory to Purchaser; and

                        (G) all other documents, instruments and writings reasonably required to be delivered by Seller at or prior to the Closing Date pursuant to this Agreement or otherwise required, or reasonably requested by Purchaser, in connection herewith.

                  ARTICLE 3.3 Deliveries by Purchaser. At the Closing, Purchaser shall deliver the following:

                             (A) the Purchase Price;

                              (B) any other instruments (either executed
                        counterparts or otherwise) for the due transfer of the Property to Purchaser, free and clear of all Liens, each in form and substance reasonably satisfactory to Seller;


                  ARTICLE 3.4 Possession. Seller shall deliver possession of, and Purchaser shall have the right to take possession of the Property, upon Closing. Except as otherwise expressly stated in this Agreement, Purchaser agrees to accept the Property in a "WHERE-IS, AS-IS" condition as of the Closing Date. Without limitation of the foregoing, (a) Seller and its agents, employees and other representatives have not and do not make any representations or warranties, express or implied, to Purchaser regarding the fair market value, physical condition or environmental condition of the Property, and (b) Purchaser acknowledges, represents and warrants to Seller that Purchaser has not been induced to execute this Agreement by any act, statement or representation of Seller or its agents, employees or other representatives not expressly set forth in this Agreement.

                  ARTICLE 3.5 Closing Costs. Seller shall pay for the preparation of the bill of sale and all other documents required for the conveyance herein contemplated.

                                   ARTICLE 4

                       CONDITIONS TO SELLER'S OBLIGATIONS

                  Seller's obligation to consummate the transactions contemplated by this Agreement is subject to the satisfaction at or prior to the Closing Date of each of the following conditions.

                  ARTICLE 4.1 Representations, Warranties and Covenants. All representations and warranties of Purchaser contained in this Agreement shall be true and correct at and as of the Closing Date, as if such representations and warranties were made at and as of the Closing Date and Purchaser shall have performed all agreements and covenants required by this Agreement to be performed by it prior to or at the Closing Date.

                  ARTICLE 4.2 No Litigation. There shall be no litigation or proceedings pending or threatened in writing by any Person against the Seller or the Purchaser for the purpose of enjoining, preventing or restraining the completion of the transactions contemplated by this Agreement.

                  ARTICLE 4.3 Sale Order. The Bankruptcy Court shall have entered the Sale Order.

                  Each of the preceding conditions shall be satisfied and may be waived by Seller, but only if such waiver is set forth in a writing executed by Seller, which may be done without further order of the Bankruptcy Court, if permitted by law, and without notice to any other Person. If any of the preceding conditions shall not be satisfied, and is not waived by Seller, Seller may terminate this Agreement,

                                    ARTICLE 5

                      CONDITIONS TO PURCHASER'S OBLIGATIONS

                  Purchaser's obligation to consummate the transactions contemplated by this Agreement is subject to the satisfaction at or prior to the Closing Date of each of the following conditions.

                  ARTICLE 5.1 Representations, Warranties and Covenants. All representations and warranties of Seller contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date as if such representations and warranties were made at and as of the Closing Date and Seller shall have performed all agreements and covenants required by this Agreement to be performed by it prior to or at the Closing Date in all material respects.

                  ARTICLE 5.2 No Litigation. There shall be no litigation or proceedings pending or threatened in writing by any Person against the Seller or the Purchaser for the purpose of enjoining, preventing or restraining the completion of the transactions contemplated by this Agreement.

                  ARTICLE 5.3 Sale Order. The Bankruptcy Court shall have entered the Sale Order in form and substance satisfactory to the Purchaser.

                  ARTICLE 5.4 Title to Property. Seller shall deliver good and marketable title to the Property, free and clear of all Liens with all liens, if any to attach to the proceeds of sale.

                  ARTICLE 5.5 Closing Deliveries. The deliveries required by
Article 3.2 hereof shall have been delivered.

                  ARTICLE 5.6 Material Damage. No material damage by fire or other hazard to the assets or business of the Seller shall have occurred prior to the Closing.

                  ARTICLE 5.7 No Laws. No laws shall have been enacted, introduced or announced which would be reasonably likely to have a Material Adverse Effect.

                  ARTICLE 5.8 No Material Adverse Effect. There shall have been no Material Adverse Effect with respect to the assets or the business of the Seller after the date hereof.

                  ARTICLE 5.9 No Prohibitions. No Governmental Authority or court or tribunal shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, injunction or other governmental order (whether temporary, preliminary or permanent) which is in effect and has the effect of making the transactions contemplated by this Agreement illegal or otherwise restraining or prohibiting consummation of such transactions or which would otherwise materially adversely affect or interfere with the operation of the business of the Seller following Closing.

                  ARTICLE 5.10 Competition Act Approval and Regulatory Approval. The Purchaser shall have received competition act approval ("Competition Act Approval"), pursuant to the Competition Act (Canada) and/or similar legislation of the United States and any other required regulatory approval ("Regulatory Approval"), or have determined to its sole satisfaction that the Competition Act Approval and/or Regulatory Approval is not required.

                  Each of the preceding conditions shall be satisfied and may be waived by Purchaser, but only if such waiver is set forth in a writing executed by Purchaser or Purchaser closes the transaction with respect to such Property. If one of the preceding conditions shall not be satisfied and is not waived by Purchaser (or deemed waived by Purchaser's closing the transaction), Purchaser may terminate this Agreement and shall have no further liability to the Seller.

                                    ARTICLE 6

                    REPRESENTATIONS AND WARRANTIES OF SELLER

                  Seller hereby represents and warrants to Purchaser as follows:

                  ARTICLE 6.1 Due Incorporation, Etc. Seller is a corporation validly existing and in good standing under the laws of the jurisdiction of its incorporation and, subject to any required approval of the Bankruptcy Court, has the corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted or presently proposed to be conducted.

                  ARTICLE 6.2 Authorization, No Conflicts, Etc. Subject to the entry and effectiveness of the Sale Order, (a) Seller has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder, (b) the execution, delivery and performance of this Agreement by Seller and the consummation by the Seller of the transactions contemplated thereby have been duly authorized by all requisite corporate action and (c) this Agreement has been duly and validly executed and delivered by Seller and (assuming this Agreement constitutes a valid and binding obligation of the Purchaser) constitutes a valid and binding agreement of Seller, enforceable against Seller in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium and other laws affecting creditor's rights generally from time to time in effect and to general equitable principles.

                  ARTICLE 6.3 Consents and Approvals. No consent, approval or authorization of, or declaration, filing, or registration with, any United States federal or state governmental or regulatory authority is required to be made or obtained by Seller in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, except (a) for consents, approvals, or authorizations of, or declarations or filings with, the Bankruptcy Court, and (b) for consents, approvals, authorizations, declarations, filings or registrations, which, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect on the transactions contemplated by this Agreement.

                  ARTICLE 6.4 Litigation. To Seller's knowledge, there are no circumstances or facts that would prevent Seller from engaging in the transactions contemplated in this Agreement.

                  ARTICLE 6.5 Property. At closing, (a) subject to entry of the Sale Order by the Bankruptcy Court, Seller shall have good and marketable title to the Property, free and clear of all liens, security interests and encumbrances (but excluding encumbrances that will be released at Closing by payment or order, whether contained in the Sale Order or otherwise, of the Bankruptcy Court) (collectively "Liens") and, (b) Seller shall be the owner of the Property with the ability to convey such assets to the Purchaser.

                                   ARTICLE 7

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

                  Purchaser hereby represents and warrants to Seller as follows:

                  ARTICLE 7.1 Financial Ability. Purchaser has the financial resources to consummate the transactions contemplated herein and pay the Purchase Price.

                  ARTICLE 7.2 Due Incorporation, Etc. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of Canada.

                  ARTICLE 7.3 Authorization, No Conflicts, Etc. Purchaser has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution, delivery and performance of this Agreement by Purchaser and the consummation by Purchaser of the transactions contemplated thereby have been duly authorized by all requisite corporate action. This Agreement has been duly and validly executed and delivered by Purchaser and (assuming this Agreement constitutes a valid and binding obligation of the Seller) constitutes a valid and binding agreement of Purchaser, enforceable against Purchaser in accordance with its terms.

                  ARTICLE 7.4 Governmental Consents. Apart from any Competition Act Approval and Regulatory Approval, as contemplated by Article 5.10 hereof, which may be required, no material consent, approval or authorization of, or registration, qualification or filing with, any governmental agency or Governmental Authority is required for the execution and delivery by the Purchaser of this Agreement or for the consummation by the Purchaser of the transactions contemplated hereby or thereby.

                  ARTICLE 7.5 Litigation. To Purchaser's knowledge, there are no circumstances or facts that would prevent Purchaser from engaging in the transactions contemplated in this Agreement.

                  No representations or warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive beyond the Closing Date.

                                   ARTICLE 8

                           COVENANTS PRIOR TO CLOSING

                  ARTICLE 8.1 Affirmative Covenants Pending Closing. Except as expressly set forth below, during the period from the date hereof to the Closing Date, Seller covenants and agrees that it shall, unless otherwise agreed with
Purchaser:

                              (A) Maintain the Property in the same condition as
                        it is as of the Effective Date, subject only to ordinary wear and tear; and

                              (B) Use reasonable efforts to cause any injunction
                        or stay order that prohibits the consummation of the transaction contemplated hereby to be lifted.

                  ARTICLE 8.2 Negative Covenants Pending Closing. Except as expressly permitted herein, Seller shall not, without the consent of Purchaser (which consent shall not be unreasonably withheld or delayed):

                              (A) Encumber, sublease or otherwise grant any
                        rights with respect to the Property, except in the ordinary course of business.

                              (B) Enter into any contracts or agreements
                        affecting the Property which cannot be terminated on less than sixty (60) days notice.

                  ARTICLE 8.3 Consents and Further Actions. Subject to the terms and conditions herein provided, Seller and Purchaser covenant and agree to use commercially reasonable efforts (which shall not include the expenditure of any amounts which are not customarily required) to take, or cause to be taken, all action, or do, or cause to be done, all things, necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including all closing conditions to be satisfied.

                                   ARTICLE 9

                             COVENANTS AFTER CLOSING

                  ARTICLE 9.1 Taxes, Recording Charges, Escrow Fee, Prorations. All taxes and other expenses relating to the Property and its continued use of whatsoever kind or nature customarily prorated in transactions similar to the transactions contemplated by this Agreement (based upon the most recent ascertainable bills if current bills and/or information are not available) relating to the Property due and payable after the Closing (i) which relate to periods prior to and including the Closing shall be the responsibility of Seller and (ii) which relate to periods after the Closing shall be the responsibility of Purchaser and shall be prorated at the Closing with respect to the Property. All transfer, documentary or deed stamps or other fees arising out of the sale of the Property or otherwise incurred in connection with this Agreement or the consummation of the transactions contemplated hereby and all charges for or in connection with the recording of any document or instrument contemplated hereby shall be the responsibility of Seller when due. Seller will, at its expense, file all necessary tax returns and other documentation in connection with the taxes and fees encompassed in this Article 9.1.

                  ARTICLE 9.2 Exemption from Taxes. Transfer taxes due in connection with the transactions contemplated by this Agreement shall be calculated assuming that no exemption is available, unless otherwise provided in the Sale Order. Notwithstanding the foregoing, the Sale Motion shall seek, among other things, that the Sale Order contain a provision that the sale, transfer, assignment and conveyance of the Property to Purchaser shall be entitled to the protections afforded under Section 1146(c) of the Bankruptcy Code.

                                   ARTICLE 10

                            BANKRUPTCY COURT APPROVAL

                  ARTICLE 10.1 In accordance with the applicable provisions of the Bankruptcy Code the Seller will make application to the Bankruptcy Court for authority to implement this agreement and to obtain a Sale Order.

                  ARTICLE 10.2 It is understood and agreed that the Bankruptcy Court may impose requirements upon the Seller before a Sale Order may be entered. Included among such requirements, without limitation, may be requirements to:

                              (A) Advertise the hearing on the application for
                        the Sale Order;

                              (B) Permit other higher and better offers for the
                        Property to be submitted by other Persons;

                              (C) Enter a Sale Order approving the sale of the
                        Property to another Person;

                              (D) Disallow the sale hereby contemplated; and

                              (E) Take such other steps or make such other
                        orders at it shall deem appropriate.

                                   ARTICLE 11

                                  MISCELLANEOUS

                  ARTICLE 11.1 Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time, but not later than the Closing Date:

            (a) by mutual consent of Purchaser and Seller;

            (b) by Purchaser or Seller if Purchaser or Seller, as the case may be, is in breach of this Agreement or has failed to satisfy any condition to Closing in Article 5 hereof that Purchaser or Seller or their respective affiliates were required to satisfy and that the said default has not been remedied or the condition has not been waived or the allotted time for satisfaction of such conditions has not been extended, as provided in this Agreement;

            (c) by Purchaser or Seller if the Bankruptcy Court shall not have approved the Sale Order on or before September 1, 2003; or

            (d) the earlier of (A) three (3) business days after the consummation of the sale of the Property to a purchaser other than Purchaser and (B) thirty-one (31) days after the Sale Hearing.

                  In the event of the termination of this Agreement as above provided, except as a result of a default by Purchaser or Seller and except for any willful breach by any party hereto of such party's representations, warranties or covenants, (i) this Agreement shall immediately become void, except for Article 2.5 which shall survive the termination under any and all circumstances wherein this Agreement is terminated for any reason whatsoever,
(ii) each party shall bear its own expenses which shall also survive the termination of this Agreement. In the event that a condition precedent to its obligation is not met, nothing contained herein shall be deemed to require any party to terminate this Agreement rather than to waive (without further Bankruptcy Court order or notice to any Person) such condition precedent and proceed with the Closing.

                  ARTICLE 11.2 Risk, Casualty and Condemnation. Until Closing, the Property shall remain at the risk of the Seller and the Seller shall hold all existing, required and/or necessary insurance policy or policies in effect on the Property and the proceeds in trust for itself, the Purchaser and all other Persons with an interest in the Property as their respective interests may appear.

                  11.2.1 In the event of damage to a material portion of the Property prior to the time of Closing, Seller shall immediately notify Purchaser of such event and the Purchaser may, at its option:

                  (a) complete the transactions contemplated herein without reduction of the Purchase Price in which event all proceeds of insurance or compensation shall be payable to the Purchaser; or

                  (b) rescind this Agreement without penalty in which case, the Purchaser and the Seller shall have no further rights or remedies against each other.

                  11.2.2 In the event of nonmaterial damage to the Property that is otherwise uninsured, which damage Seller is unwilling to repair prior to Closing, Purchaser shall be entitled to a reduction in the Purchase Price to the extent of the cost of repairing such damage, as reasonably agreed to by the parties.

                  ARTICLE 11.3 Successors and Assigns. This Agreement will inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto and their respective successors and assigns.

                  ARTICLE 11.4 Assignment. The parties hereto may not assign any of its duties or obligations hereunder without the prior written consent of the other, which consent shall not be unreasonably withheld.

                  ARTICLE 11.5 Default and Remedies. Subject to the remedy limitations contained elsewhere in this Agreement, in the event of a default hereunder by Seller, Purchaser may (i) cancel this Agreement by written notice to Seller or (ii) proceed with whatever steps Purchaser deems necessary in order to enforce its rights and remedies under this Agreement, at law or in equity including, without limitation, the right to seek specific performance or recover monetary damages for the breach of this Agreement.

                  In the event of a default hereunder by Purchaser, Seller may
(i) cancel this Agreement by written notice to Purchaser and/or (ii) proceed with whatever steps Seller deems necessary in order to enforce its rights and remedies under this Agreement, at law or in equity including, without limitation, the right to seek specific performance or recover monetary damages for the breach of this Agreement. Subject to the remedy limitations contained in this Agreement, no remedy herein or otherwise conferred upon Seller or Purchaser shall be considered exclusive of any other remedy, but the same shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law, in equity or by statute.

                  ARTICLE 11.6 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or mailed, by certified or registered mail, return receipt requested, first class postage prepaid, or by Federal Express or some other reputable overnight carrier, to the parties at the following addresses:

                  If to the Purchaser:               Workstream Inc.
                                                     495 March Road, Suite 300
                                                     Ottawa, ON  K2K 3G1
                                                     Attn:  Michael F. Mullarkey

                  With a copy (which shall not
                  constitute notice hereunder) to:

                                                     Michael A. Gerrior
                                                     Perley-Robertson,
                                                     Hill & McDougall LLP
                                                     90 Sparks Street, Suite 400
                                                     Ottawa, ON K1P 1E2

                  If to the Seller:                  Perform, Inc.
                                                     28 West 27th Street
                                                     New York, N.Y. 10001

                                                     Attention:  Michael Alfano

                  With a copy (which shall not
                  constitute notice hereunder) to:

                                                     Feder, Kaszovitz,
                                                     Isaacson, Weber, Skala,
                                                     Bass & Rhines LLP
                                                     750 Lexington Avenue
                                                     New York, N.Y. 10022

                                                     Attention: Ronald S. Itzler
or to such other place and with such other copies as any party may designate by written notice to this other party.

                  ARTICLE 11.7 Expenses. Except as otherwise provided in this Agreement, each party hereto shall pay its own expenses, including attorneys' and accountants' fees, in connection with this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby. Notwithstanding the foregoing, if any action is brought by either party against the other party, the prevailing party shall be entitled to recover court costs incurred and reasonable attorneys' fees and costs.

                  ARTICLE 11.8 Brokerage Commissions and Fees. Purchaser warrants and represents that it has not engaged any broker(s), in connection with the transactions contemplated by this Agreement, and agrees that should any claim be made for commissions or fees by any broker(s) claiming through Purchaser against Seller, Purchaser will indemnify and hold the Seller free and harmless from and against any and all loss, liability and expenses in connection therewith. Seller warrants and represents that it has not engaged any broker(s), in connection with the transactions contemplated by this Agreement, and agrees that should any claim be made for commissions or fees by any broker(s) claiming through Seller against Purchaser, Seller will indemnify and hold the Purchaser free and harmless from and against any and all loss, liability and expenses in connection therewith. Notwithstanding anything contained herein to the contrary, the provisions of this Article 11.8 shall survive Closing.

                  ARTICLE 11.9 Entire Agreement. This Agreement supersedes all prior discussions and agreements between the parties with respect to the subject matter hereof and this Agreement, including the schedules and exhibits hereto, and other documents to be delivered in connection herewith (together with such confidentiality letter), contains the sole and entire agreement between the parties hereto with respect to the subject matter hereof.

                  ARTICLE 11.10 Waiver. Any term or condition of this Agreement may be waived at any time by the party which is entitled to the benefit thereof. To be effective, each such waiver shall be in writing, shall specifically refer to this Agreement and the term or condition being waived, and shall be executed by an Authorized Officer of such party. A waiver on one occasion shall not be deemed to be a waiver of the same or any other breach on a future occasion. A waiver hereunder shall be effective without an order of the Bankruptcy Court, or notice to the Bankruptcy Court or any Person, in relation to such waiver.

                  ARTICLE 11.11 Amendment. This Agreement may be modified or amended only in a writing duly executed by or on behalf of each of the parties hereto.

                  ARTICLE 11.12 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  ARTICLE 11.13 Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under any present or future law, rule, or regulation, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part hereof. The remaining provisions of this Agreement shall remain in full force and effect, and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid, or unenforceable provision, there shall be added automatically as a part of this Agreement a legal, valid, and enforceable provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible.

                  ARTICLE 11.14 Headings, Gender, Etc. The headings used in this Agreement have been inserted for convenience and do not constitute matter to be construed or interpreted in connection with this Agreement. Unless the context of this Agreement otherwise requires, (a) words of any gender shall be deemed to include each other gender, (b) words using the singular or plural number shall also include the plural or singular number, respectively, (c) references to "hereof," herein," "hereby" and similar terms shall refer to this entire Agreement, and (d) each reference to Seller shall be a reference to any of its subsidiaries and predecessors and each representation, warranty, covenant and other agreement made herein with respect to Seller shall be deemed made with respect to all such subsidiaries and predecessors. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent and no rule of strict construction shall be applied against any Person.

                  ARTICLE 11.15 Continuing Jurisdiction. The parties agree that the Bankruptcy Court shall retain jurisdiction over the enforcement of this Agreement including, but not limited to, the performance of the obligations and transactions contemplated hereunder.

                  ARTICLE 11.16 Choice of Law. This Agreement shall be construed, interpreted and the rights of the parties determined in accordance with the laws of the State where the Property is located, without regard to conflicts of laws principles thereof, except with respect to matters of law concerning the internal corporate affairs of any corporation or limited liability company which is a party to or the subject of this Agreement, and as to those matters the law of the jurisdiction of incorporation or organization of such entity shall govern.

                  ARTICLE 11.17 No Third Party Beneficiary. Nothing herein expressed or implied is intended or shall be construed to confer upon or give to any Person, firm or corporation, other than the parties hereto and their respective permitted successors and assigns, any rights or remedies under or by reason of this Agreement.

                  ARTICLE 11.18 Currency. Unless otherwise expressly stipulated herein, all dollar amounts referred to in this Agreement are in American dollars, that is, lawful currency of the United States of America.

                  IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed as of the day year first above written.


                                            PERFORM, INC.

                                            By: /s/ Michael J. Alfano
                                               -------------------------------
                                            Name: Michael J. Alfano
                                            Title: Chief Executive Officer

                                            I have authority to bind the
                                            corporation.

                                            WORKSTREAM, INC.

                                            By: /s/ Michael F. Mullarkey
                                               -------------------------------
                                            Name: Michael F. Mullarkey
                                            Title:  President

                                            I have authority to bind the
                                            corporation.

                                  SCHEDULE "A"

                            PROPERTY TO BE PURCHASED

         Subject to the terms and conditions of this Agreement and the Sale Order, on the Closing Date the Seller shall sell, transfer, assign and convey to the Purchaser all of the right, title and interest of the Seller, in and to the following assets relating to the operation of the Seller's business:

(a) all cash in the Seller's bank accounts;

(b) all accounts receivable, bills receivable, trade accounts, book debts and insurance claims of the Seller together with any unpaid interest accrued on such items and any security or collateral for such items, including, without limitation, recoverable deposits;

(c) all deposits and prepaid expenses;

(d) all inventories of the Seller including, without limiting the generality of the foregoing, all finished goods, work in process, raw materials and all other materials and supplies on hand to be used or consumed in the production of products;

(e) all intellectual property of the Seller including, without limiting the generality of the foregoing, all the right, title and interest of the Sellor in and to all registered and unregistered trade marks, trade or brand names, service marks, copyrights, designs, inventions, patents, patent applications, patent rights (including any patents pending on such applications or rights), licences, sub-licences, franchises, formulae, processes, technology, trade secrets, and other industrial property (the "Intellectual Property");

(f) the full benefit of all unfilled orders received by the Seller and all other contracts, engagements or commitments, as the Purchaser, at its sole discretion, may chose to retain, to which the Seller is entitled; and

(g) all the customer lists (current and past) and the goodwill relating to the Seller business, together with the exclusive right to the Purchaser to represent itself as carrying on the Business in continuation of and in succession to the Seller and the right to use any words indicating that the Seller's business is so carried on.